Exhibit 10.3

TENNANT COMPANY

(“CORPORATION”)

RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS

(“PLAN”)

(As Amended and Restated Effective May 6, 2004)

1.                                       PURPOSE.

The purpose of the Plan is to provide for the issuance of shares of the Corporation’s common stock (“Shares”) to members of the Corporation’s board of directors (the “Board”) who are not employees of the Corporation (“Non-employee Directors”).  Shares shall be granted to each Nonemployee Director for each year commencing on the day immediately after the date of each Annual Meeting of the Corporation’s shareholders and ending on the day of the next succeeding Annual Meeting (a “Board Year”).

2.                                       ISSUANCE DATE.

For purposes of the Plan, the first business day of the Board Year commencing in 2005 and the first business day of every Board Year thereafter shall each be referred to as a “Regular Issuance Date.”

3.                                       ISSUANCE OF RESTRICTED SHARES.

(a)          On each Regular Issuance Date, the Corporation shall issue to each then incumbent Nonemployee Director, 500 Restricted Shares (as hereinafter defined) (the “Annual Grant”).

(b)         With respect to any Nonemployee Director who is first elected or appointed to the Board on a date other than the date of the Annual Meeting of the Corporation’s shareholders immediately preceding a Regular Issuance Date, the Corporation shall issue to such Nonemployee Director on the date following the date such Nonemployee Director’s service commences, a prorated portion of the Annual Grant.  The Annual Grant for any fraction of a Board Year shall be equal to the product (rounded up to the nearest share) obtained by multiplying 500 by a fraction (x) the numerator of which is the number of days from the date such Nonemployee Director is first elected or appointed to the Board to the date of the next Annual Meeting of the Corporation’s shareholders and (y) the denominator of which is 365.

(c)          The Board may from time to time increase or decrease the number of shares constituting the Annual Grant, provided that the Board shall not change the amount of the Annual Grant for purposes of the Plan more frequently than once every six months.  For purposes of the Plan, unless the Board designates otherwise, any such increase or decrease in the Annual Grant shall be considered to be effective on the Regular Issuance Date of the following Board Year.

4.                                       RESTRICTED SHARES.

Shares issued under Section 3 shall be restricted (“Restricted Shares”) and may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of (including, without limitation, transfer by gift or donation.  Such restrictions shall lapse upon the first to occur of the following events (but only as to that number of Restricted Shares that were issued to a Nonemployee Director as the Annual Grant):

(a)                       Death of the Nonemployee Director;

(b)                      Disability of the Nonemployee Director preventing continued service on the Board;

(c)                       Retirement of the Nonemployee Director from the Board in accordance with the policy of the Corporation, if any, on retirement of Nonemployee Directors then in effect;

(d)                      Termination of service as a director by reason of (i) resignation at the request of the Board, (ii) resignation on the date specified in a written notice given to the Board at least one year in advance, (iii) the director’s failure to have been nominated for re-election to the Board or to have been re-elected by the shareholders of the Corporation or (iv) the director’s removal by the shareholders of the Corporation; or

(e)                       A change in control (as defined in Section 5) of the Corporation shall occur.

Notwithstanding the foregoing, in no event shall the restrictions on the Shares lapse prior to the expiration of six months after the date of the issuance of the Restricted Shares pursuant to this Plan.  The certificates for Shares which are subject to this Section may, at the option of the Secretary of the Corporation, be held by the Corporation until the lapse of restrictions as provided in this Section, provided, however, the Nonemployee Director shall be entitled to all voting, dividend and distribution rights for such Shares.

Upon the occurrence of an event causing the restrictions on Restricted Shares held by a Nonemployee Director to lapse, those Restricted Shares held by such Nonemployee Director as to which the restrictions do not lapse (that is, the number of Restricted Shares issued to such Nonemployee Director in payment of the Annual Retainer for Board Years commencing on or after the occurrence of such event) shall be forfeited and revert to the Corporation.

5.                                       CHANGE IN CONTROL.

For purposes of this Plan, “change in control” means:

(a)                       A majority of the directors of the Corporation shall be persons other than persons

(i)                        For whose election proxies shall have been solicited by the Board, or

(ii)                     Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(b)                      30% or more of the outstanding voting stock of the Corporation is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto) by any person (other than the Corporation or a subsidiary of the Corporation) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Corporation as a result of a merger which complies with paragraph (c)(i) (2) hereof in all respects), or

(c)                       The shareholders of the Corporation approve a definitive agreement or plan to

(i)                        Merge or consolidate the Corporation with or into another corporation other than

(1)                                 a merger or consolidation with a subsidiary of the Corporation or

(2)                                 a merger in which

(A)                           the Corporation is the surviving corporation,

(B)                             no outstanding voting stock of the Corporation (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (I) voting stock of a parent corporation owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the voting stock of the Corporation immediately after the merger and (II) cash upon the exercise by holders of voting stock of the Corporation of statutory dissenters’ rights),

(C)                             the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Corporation immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(D)                            if voting stock of the parent corporation is exchanged for voting stock of the Corporation in the merger, all holders of any class or series of voting stock of the Corporation immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Corporation as all other holders of such class or series,

(ii)                     exchange, pursuant to a statutory exchange of shares of voting stock of the Corporation held by shareholders of the Corporation immediately prior to the exchange, shares of one or more classes or series of voting stock of the Corporation for cash, securities, or other property,

(iii)                  sell or otherwise dispose of all or substantially all of the assets of the Corporation (in one transaction or a series of transactions), or

(iv)                 liquidate or dissolve the Corporation.

6.                                       FORFEITURE.

In addition to the forfeiture provided for in the final paragraph of Section 4 hereof, if a Nonemployee Director ceases to be a Director of the Corporation within six months after the date of an issuance of Restricted Shares for any reason or thereafter for any reason other than upon the occurrence of one of the events described in Section 4, then all Restricted Shares issued to such Nonemployee Director pursuant to this Plan shall be forfeited and revert to the Corporation.

7.                                       WITHHOLDING TAXES.

Whenever under the Plan Shares are to be issued, restrictions are to be changed or eliminated or, in the judgment of the Corporation, it is appropriate, the Corporation shall have the right to require the recipient to remit to the Corporation an amount in cash sufficient to satisfy any applicable federal, state and local withholding tax requirements.

8.                                       GENERAL RESTRICTION.

The issuance of Shares or the delivery of certificates for such Shares to Nonemployee Directors hereunder shall be subject to the requirement that, if at any time the Secretary of the Corporation shall reasonably determine, in his or her discretion, that the listing, registration or qualification of such Shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery hereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Secretary.

9.                                       AMENDMENT; TERM; SHARES AVAILABLE.

The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination shall, without the consent of a Nonemployee Director, reduce such Nonemployee Director’s rights in respect of Restricted Shares previously granted. No Shares shall be issued pursuant to this Plan in lieu of any Annual Retainer for any period commencing after the Annual Meeting of the Corporation’s shareholders in 2011.  Not more than 125,000 Shares may be issued under this Plan; provided, that in the event of a recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change affecting the capitalization of the Corporation, the number of shares issuable under this Plan shall be appropriately adjusted.  If at any time there are not sufficient Shares available under this Plan to permit the issuance of all of the Restricted Shares to be issued at such time pursuant to Section 3, then this Plan shall automatically terminate and no further Shares shall be issued hereunder.

10.                                 RIGHTS UNDER PLAN.

The Plan confers no right to be nominated or elected to the Board nor does it confer any rights to continue to serve on the Board independent of the Corporation’s by-laws and applicable public law.  Prior to actual issuance of Shares, no rights to dividends or voting rights are conferred by the Plan.

11.                                 CONSTRUCTION AND ADMINISTRATION.

The Plan shall be construed and interpreted in accordance with Minnesota law.  The ministerial duties of administering this Plan are delegated to the Secretary.

12.                                 EFFECTIVENESS.

The Plan originally became effective on May 7, 1993, and was amended and restated effective January 1, 1995 and January 1, 1999.  The further amendment and restatement of the Plan is effective May 6, 2004.